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                                                                   Exhibit 12.1
Computation of Ratios of Earnings to Fixed Charges

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                                                                                          YEARS ENDED DECEMBER 31,
                                                                        -----------------------------------------------------------
                                                                          1996         1997        1998         1999        2000
                                                                        --------     --------     -------     --------    --------
INCOME AVAILABLE FOR FIXED CHARGES
Income (loss) before income taxes and minority interest
  and extraordinary items                                               $(41,358)    $(34,649)    $33,906     $ 77,301    $118,156
Fixed Charges                                                             41,485       60,216      62,312       52,411      39,802
Less capitalized interest                                                 (3,033)      (8,391)     (1,086)        (115)       (717)
Less minority partner preferred equity return                             (1,542)      (2,307)     (2,360)      (2,063)     (1,527)
                                                                        --------     --------     -------     --------    --------

  Income (loss) available for fixed charges                             $ (4,448)    $ 14,869     $92,772     $127,534    $155,714
                                                                        --------     --------     -------     --------    --------
                                                                        --------     --------     -------     --------    --------

FIXED CHARGES
Interest expense                                                        $ 34,842     $ 47,116     $57,487     $ 48,594    $ 34,768
Minority partner preferred equity return                                   1,542        2,307       2,360        2,063       1,527
Capitalized interest                                                       3,033        8,391       1,086          115         717
Interest portion of rent expense                                           2,068        2,402       1,379        1,639       2,790
                                                                        --------     --------     -------     --------    --------

  Total fixed charges                                                   $ 41,485     $ 60,216     $62,312     $ 52,411    $ 39,802
                                                                        --------     --------     -------     --------    --------
                                                                        --------     --------     -------     --------    --------

Ratio of earnings to fixed charges                                            (a)          (a)        1.5 x        2.4 x       3.9 x

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(a) Earnings were inadequate to cover fixed charges for the              Pro Forma
years ended 1996 and 1997.                                              ------------
                                                                         Year Ended
                                                                        December 31,
                                                                            2000
INCOME AVAILABLE FOR FIXED CHARGES
Income (loss) before income taxes and minority interest
  and extraordinary items                                                $ 83,035
Fixed Charges                                                              72,731
Less capitalized interest                                                    (717)
                                                                        ------------

  Income (loss) available for fixed charges                              $155,049
                                                                        ============
FIXED CHARGES
Interest expense                                                         $ 69,224
Capitalized interest                                                          717
Interest portion of rent expense                                            2,790
                                                                        ------------

  Total fixed charges                                                    $ 72,731
                                                                        ------------
                                                                        ------------

Ratio of earnings to fixed charges                                            2.1 x

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